                         Notice of Guaranteed Delivery
                                      for
         Tender of Up to 2,474,576 Shares of Series A Preferred Stock
                                      of

                          iDine Rewards Network Inc.

                   (Not to be used for signature guarantees)

     As set forth in Section 3 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Series A Senior Convertible Redeemable Preferred Stock, par value $0.10 per share (the "Series A Preferred Stock"), of iDine Rewards Network Inc., a Delaware corporation (the "Company"), are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See "THE OFFER, Section 3-Procedures for Tendering Shares of Series A Preferred Stock" of the Offer to Purchase.

                       The Depositary for the Offer is:

                    American Stock Transfer & Trust Company

     By Mail, By Hand or Overnight Delivery:            By Facsimile:
             American Stock Transfer         (for Eligible Institutions Only)
                & Trust Company                        (718) 234-5001
                59 Maiden Lane                   For confirmation telephone:
            New York, New York 10038                   (800) 937-5449

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The guarantee on the reverse side must be completed.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Company upon the terms and subject to the conditions set forth in the Company's Offer to Purchase, dated June 13, 2002 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Series A Preferred Stock set forth below, all pursuant to the guaranteed delivery procedures set forth in "THE OFFER, Section 3-Procedures for Tendering Shares of Series A Preferred Stock" of the Offer to Purchase.

Number of shares of Series A Preferred Stock: __________________________________

Certificate Nos. (if available) ________________________________________________

(Check box if shares of Series A Preferred Stock will be tendered by book-entry transfer)

The Depository Trust Company

Account Number _________________________________________________________________

Dated __________________________________________________________________________

Name(s) of Record Holder(s): ___________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                                 Please Print

Address(es): ___________________________________________________________________

________________________________________________________________________________
                                                                      (Zip Code)

Daytime Area Code and Tel. No.: ________________________________________________

Signature(s): __________________________________________________________________

________________________________________________________________________________

                                   GUARANTEE
                   (Not to be used for signature guarantee)

     The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program or the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program or an "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the shares of Series A Preferred Stock tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such shares of Series A Preferred Stock, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three Trading Days (as defined in the Letter of Transmittal) after the date hereof.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares of Series A Preferred Stock to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: __________________________________________________________________

Address: _______________________________________________________________________

________________________________________________________________________________
                                                                      (Zip Code)

Area Code and Tel. No.: ________________________________________________________

________________________________________________________________________________
                              Authorized Signature

Name: __________________________________________________________________________
                              Please Type or Print

________________________________________________________________________________

Title: _________________________________________________________________________

Dated: _________________________________________________________________________

NOTE: DO NOT SEND CERTIFICATES FOR SHARES OF SERIES A PREFERRED STOCK WITH THIS
      NOTICE. CERTIFICATES FOR SHARES OF SERIES A PREFERRED STOCK SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.